UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

DecisionPoint Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-245695	37-1644635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

DecisionPoint Systems, Inc. 8697 Research Drive Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 465-0065

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director:

On November 3, 2021, the Board of Directors of DecisionPoint Systems, Inc. (the “Company”) appointed William Cooke to serve as a director the Company. Mr. Cooke will participate in the Company’s customary non-employee director compensation program, including a one-time option grant to purchase shares of common stock upon joining the Board, and quarterly retainer payments for his future Board service. There are no arrangements or understandings between Mr. Cooke and any other persons pursuant to which Mr. Cooke was appointed as a director, and there are no transactions in which Mr. Cooke has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Cooke’s Board committee assignments will be determined at a later date.

On November 4, 2021 the Company issued a press release announcing Mr. Cooke’s appointment. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

CEO Employment Agreement

On November 3, 2021 the Company and Steven Smith, the Company’s Chief Executive Officer, entered into a Second Amended Employment Agreement (the “Second Amendment”) which amends certain terms of Mr. Smith’s employment agreement dated April 11, 2016 with the Company dated April 11, 2016 (the “Employment Agreement”). The terms of the Second Amendment are intended to be effective as of January 1, 2022. The Second Amendment provides that the term of Mr. Smith’s employment will continue through December 31, 2024. Pursuant to the Second Amendment, effective January 1, 2022, Mr. Smith’s annual base salary will be $450,00, increasing to $463,500 in 2023, and then increasing to $477,405 in 2024. In addition, the Second Amendment provides that the Company will grant Mr. Smith a stock option for no less than 660,000 shares of Company common stock with certain terms of that option, including vesting terms, to be mutually agreed upon by the Company and Mr. Smith. In addition, Mr. Smith will be entitled to an annual bonus in a minimum amount of $360,000, with the amount of the bonus to be determined based on the Company achieving certain defined gross revenue, EBITDA, and service revenue attainment thresholds.

The foregoing description of the Second Amendment does not purport to be complete and are qualified in their entirely by reference to the full text of (i) the Employment Agreement, previously filed as Exhibit 10.1 to the Registration Statement on Form S-1 filed by the Company on August 13, 2021 (ii) the Amended Employment Agreement, previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed by the Company on August 13, 2021; and (iii) the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Second Amended Employment Agreement between DecisionPoint Systems, Inc. and Steve Smith
99.1	Press Release, dated November 4, 2021 issued by DescionPoint Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: November 9, 2021	By:	/s/ Melinda Wohl
Name: Melinda Wohl
Title: Vice President Finance and Administration

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